UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

CROWN PROPTECH ACQUISITIONS

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40017	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

28 West 25th Street, Floor 6 New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 563-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CPTK	The New York Stock Exchange
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	CPTK.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2023, the Board of Directors (the “Board”) of Crown PropTech Acquisitions (the “Company”) elected Chris Rogers, age 64, as a member of the Board, chair of the audit committee of the Board (the “Audit Committee”), a member of the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”), and a member of the compensation committee of the Board (the “Compensation Committee”), effective immediately. The Board has determined that Mr. Rogers is independent under the applicable requirements of the New York Stock Exchange, the rules promulgated under the Securities Exchange Act of 1934, as amended, and the Company’s Corporate Governance Guidelines.

Mr. Rogers has over 30 years of operating and investing experience and has served in his current capacity as Partner at Lumia Capital LLC since 2013. He served as a member of CIIG Capital Partners II, Inc.’s board of directors from September 2021 to April 2023. From 2019 until March 2021, he was a director of CIIG Merger Corp. He co-founded Nextel Communications in 1987, which later sold to Sprint Corporation (NYSE:S) in 2005. Mr. Rogers served as Senior Vice President at Nextel, implementing numerous strategies and campaigns. Mr. Rogers moved to Sprint in 2005 after Nextel was acquired, where he served as a Senior Vice President of Corporate Development and Spectrum until 2012. He oversaw mergers, acquisitions, divestitures, equity investments and joint ventures in the role and was also responsible for management and oversight of wireless spectrum licenses and Sprint’s portfolio of emerging technology investments. Mr. Rogers received his B.A. from Tufts University and his J.D. from the Catholic University of America.

Additionally, in connection with Mr. Rogers’ appointment to the Board, the Company and Mr. Rogers entered into an Indemnity Agreement on the same terms as the Indemnity Agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering, the form of which is filed as Exhibit 10.5 to the Company’s Form S-1 (File No. 333-252307), filed with the Securities and Exchange Commission (the “SEC”) on January 21, 2021. Mr. Rogers also entered into a joinder to the Letter Agreement, dated as of January 17, 2023, by and among the Company, Crown PropTech Sponsor, LLC, CIIG Management III LLC and the other parties thereto (the “Letter Agreement”), filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K (File No. 001-40017), filed with the SEC on January 17, 2023.

Other than the foregoing, Mr. Rogers is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a member of the Board, nor is he a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

On May 5, 2023, Frits van Paasschen, a member of the Board and chair of the Audit Committee, chair of the Nominating and Corporate Governance Committee, and a member of the Compensation Committee, notified the Board of his resignation from the Board, effective upon the acceptance by the Board, which the Board accepted on May 8, 2023, following Mr. Rogers’ appointment. Mr. van Paasschen’s resignation was voluntary and not the result of any disagreement with the operations, policies or practices of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2023

CROWN PROPTECH ACQUISITIONS

By:	/s/ Michael Minnick
Michael Minnick
Co-Chief Executive Officer

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